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                                                                    EXHIBIT 99.1

CONTACTS:
Justine E. Koenigsberg                        Lori Kraut
Transkaryotic Therapies, Inc.                 Aventis Pharma
(617) 349-0271                                (908) 231-5752


FOR IMMEDIATE RELEASE


                    TKT AND AVENTIS PHARMA PROVIDE UPDATE ON
                            GA-EPO PATENT LITIGATION

CAMBRIDGE, MA AND FRANKFURT, GERMANY, APRIL 26, 2000 -- Transkaryotic Therapies, Inc. (Nasdaq: TKTX) and Aventis Pharma, the pharmaceutical company of Aventis S.A, announced today that the U.S. District Court of Massachusetts has granted Amgen's motion for Summary Judgment of literal infringement on Claim 1 of U.S. Patent No. 5,955,422. The Court did not grant Summary Judgment on any of the other claims of the patents involved in this suit.

Aventis Pharma and TKT issued the following joint statement. "We are at a very early stage in this case. We believe that it is premature to draw any conclusions as to the final outcome of this case based on today's ruling. There are major issues concerning infringement, invalidity, and enforceability of the patents in question to be argued and determined at the trial beginning next month in the District Court. We believe we have compelling arguments and remain confident in our legal position."

In April 1997, Amgen filed a civil action against TKT and Aventis Pharma, alleging that Gene-Activated-TM- erythropoietin ("GA-EPO-TM-") and processes for producing GA-EPO infringe Amgen's U.S. Patent Nos. 5,547,933, 5,618,698, and 5,621,080. In September 1999, U.S. Patents Nos. 5,756,349 and 5,955,422 were added to the suit. All five patents are based on the same November 1984 specifications.

Transkaryotic Therapies, Inc. (TKT) is a biopharmaceutical company dedicated to the development and commercialization of products based on its three proprietary development

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platforms: Gene-Activated-TM- proteins, Niche Protein-TM- products, and Gene
Therapy. The Company's gene activation technology is a proprietary approach to the large-scale production of therapeutic proteins, which does not require the cloning of genes and their subsequent insertion into non-human cell lines. TKT's Niche Protein product platform is based on protein replacement for the treatment of rare genetic diseases, a group of disorders characterized by the absence of certain metabolic enzymes. The Company's Gene Therapy technology, known as Transkaryotic Therapy-TM-, is focused on the commercialization of non-viral, EX VIVO gene therapy products for the long-term treatment of chronic protein deficiency states.

Aventis S.A. (NYSE: AVE) is one of the world's leading life science companies, focused on two core business areas - pharmaceuticals and agriculture. With global corporate headquarters in Strasbourg, France, Aventis employs around 90,000 people in 120 countries and recorded pro forma sales in 1998 of euro 21 billion (US$ 21.65 billion). Aventis was launched in December 1999 through the merger of Hoechst AG and Rhone-Poulenc S.A.

Aventis Pharma AG is the pharmaceutical company of Aventis S.A. Aventis Pharma is dedicated to treating and preventing human disease through the discovery, development, manufacture and sale of innovative pharmaceutical products aimed at satisfying unmet medical needs. Aventis Pharma focuses on important therapeutic areas such as cardiology, oncology, infectious diseases, arthritis, allergies and respiratory disorders, diabetes and the central nervous system disorders. Aventis Pharma has its corporate headquarters in Frankfurt, Germany. Aventis Pharma also encompasses Aventis Pasteur, a world leader in vaccines based in Lyon, France, and Aventis Behring, a world leader in therapeutic proteins headquartered in King of Prussia, Pennsylvania, USA.

STATEMENTS IN THIS NEWS RELEASE OTHER THAN HISTORICAL INFORMATION ARE FORWARD-LOOKING STATEMENTS SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY DEPENDING ON FACTORS SUCH AS THE AVAILABILITY OF RESOURCES, THE TIMING AND EFFECTS OF REGULATORY ACTIONS, THE STRENGTHS OF COMPETITION, THE OUTCOME OF LITIGATION AND THE EFFECTIVENESS OF PATENT PROTECTION. ADDITIONAL INFORMATION REGARDING RISKS AND UNCERTAINTIES IS SET FORTH IN DOCUMENTS OF AVENTIS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS THE REGISTRATION STATEMENT ON FORM F-4 OF RHONE-POULENC, S.A. (THE PREVIOUS NAME OF AVENTIS) AND OTHER DOCUMENTS OF RHONE-POULENC, S.A. AND HOECHST AG ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.


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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF
RISKS AND UNCERTAINTIES. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, THE WORDS, "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," "INTENDS," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS DESCRIBED IN THESE FORWARD-LOOKING STATEMENTS ARE SET FORTH UNDER THE CAPTION "CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS" IN TKT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 WHICH IS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED HEREIN BY REFERENCE. THESE IMPORTANT FACTORS INCLUDE RISKS AS TO WHETHER TKT'S PRODUCTS WILL ADVANCE IN THE CLINICAL TRIALS PROCESS, THE TIMING OF SUCH CLINICAL TRIALS, WHETHER THE CLINICAL TRIAL RESULTS WILL WARRANT CONTINUED PRODUCT DEVELOPMENT, AND WHETHER TKT'S PRODUCTS WILL RECEIVE APPROVAL FROM THE U.S. FOOD AND DRUG ADMINISTRATION OR EQUIVALENT REGULATORY AGENCIES, AND, IF SUCH PRODUCTS RECEIVE APPROVAL, WHETHER THEY WILL BE SUCCESSFULLY MARKETED; THE RESULTS OF ANY PATENT LITIGATION IN WHICH TKT IS INVOLVED OR MAY BECOME INVOLVED; COMPETITION; AND THE COMPANY'S DEPENDENCE ON COLLABORATORS.

         GA-EPO-TM-, GENE-ACTIVATED-TM-, NICHE PROTEIN-TM-, TKT-TM-, AND TRANSKARYOTIC THERAPY-TM- ARE trademarks of TRANSKARYOTIC THERAPIES, INC.

         PLEASE VISIT OUR WEB SITE AT WWW.TKTX.COM FOR ADDITIONAL INFORMATION ABOUT TRANSKARYOTIC THERAPIES, INC.



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